UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2025
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2025, the Board of Directors (“Board”) of Harley-Davidson, Inc. (the “Company”) adopted amendments to the Company’s amended and restated by-laws (as amended, the “Amended and Restated By-laws”) which became effective the same day. Among other things, the amendments effected by the Amended and Restated By-laws:

•address the universal proxy rules adopted by the U.S. Securities and Exchange Commission by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including applicable notice and solicitation requirements;
•specify that if the date of the annual meeting of shareholders is more than 30 calendar days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, the notice period for shareholders to bring matters before such annual meeting of shareholders shall be not more than 120 days prior to such meeting and not less than 90 days prior to such meeting or, if later, the seventh day following public announcement of such meeting;
•update advance notice disclosure requirements in connection with shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings (other than proposals to be included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) to:
◦require the notice from shareholders to include certain information from, in addition to the shareholder providing notice and beneficial owners on whose behalf notice is made, any other participants in the solicitation;
◦require additional background information and disclosures regarding proposing shareholders, proposed director nominees and business; and
◦remove the requirement for the notice from shareholders to disclose information about certain performance-related fees;
•require any candidate for the Board, whether nominated by the Board or a shareholder, to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines and intent to serve the entire term;
•enhance disclosure requirements in connection with shareholders seeking to call a special meeting to require that additional background information accompany any shareholder’s request that the board fix a record date to determine shareholders entitled to submit special meeting requests and any written demand for such a special meeting;
•require that a shareholder directly or indirectly soliciting proxies from other shareholders use a proxy card color other than white; and
•adopt exclusive forum provisions (a) designating any state court located in the State of Wisconsin (“Wisconsin Court”) as the exclusive forum for certain legal actions involving the Company (or in the event that a Wisconsin Court does not have jurisdiction, a federal district court located within the State of Wisconsin) and (b) providing for the federal district courts of the United States of America to be the exclusive forum for all claims arising under the Securities Act of 1933, as amended, in each case, unless the Company selects or consents to the selection of an alternative forum.

The Amended and Restated By-laws also incorporate certain modernizing, clarifying, conforming and additional changes.

The foregoing description of the Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Harley-Davidson, Inc., effective as of September 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: September 29, 2025	/s/ Paul J. Krause
Paul J. Krause
Secretary
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